UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2010 (August 13, 2010)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d)

On August 13, 2010, the Board of Directors of State Auto Financial Corporation (the “Company”) elected Eileen A. Mallesch as a director of the Company. In accordance with the Company’s Corporate Governance Guidelines, the Company’s shareholders will be given the opportunity to elect Ms. Mallesch as a director at the Company’s 2011 annual meeting of shareholders. Ms. Mallesch fills the Class III directorship vacated by Richard K. Smith, who resigned from the Company’s Board of Directors on July 2, 2010.

Ms. Mallesch was also appointed to serve on the Audit, Nominating and Governance, and Investment Committees, along with the standing Independent Committee, of the Company’s Board of Directors. She was appointed as chairperson of the Audit Committee.

There are no arrangements or understandings between Ms. Mallesch and any other person pursuant to which Ms. Mallesch was selected as a director of the Company.

The announcement of Ms. Mallesch’s election as director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued on August 13, 2010, announcing election of Eileen A. Mallesch as director of State Auto Financial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: August 17, 2010	By	/s/ James A. Yano
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on August 13, 2010, announcing election of Eileen A. Mallesch as director of State Auto Financial Corporation.